December 2, 2016    Contact:    Roger Schrum
+843-339-6018
roger.schrum@sonoco.com

Sonoco Reports 2017 Financial Guidance and Strategic Priorities
2017 Base EPS Estimated at $2.68 to $2.78

HARTSVILLE, S.C., U.S. - Sonoco (NYSE: SON) President and Chief Executive Officer Jack Sanders and members of the Company’s senior leadership team today provided the investment community in New York with an overview of the Company’s financial guidance and strategic priorities.

Company Reaffirms 2016 Base EPS Guidance, Reflecting Record GAAP and Base Earnings Performance
Sonoco expects fourth quarter and full-year 2016 GAAP earnings to be $.95 to $1.04 and $2.73 to $2.82 per diluted share, respectively, including a gain of approximately $0.47 per diluted share from the previously announced sale of the Company’s rigid plastics blow molding operations. Base earnings are expected to be within the Company’s previously stated guidance of $.60 to $.65 and $2.70 to $2.75 per diluted share, respectively. Last year, the Company reported fourth quarter and full-year 2015 GAAP earnings of $.55 and $2.44 per diluted share and base earnings of $.64 and $2.51 per diluted share. Reconciliations of non-GAAP financial measures to GAAP financial measures are available on our website, www.sonoco.com. Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges, gains/losses on disposition of assets, acquisition and divestiture expenses and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business.

Commenting on 2016’s performance, Sanders said, “2016 has been a strong year, and we expect to report record earnings performance despite flat to negative growth from many of our largest customers and generally muted growth around the world. As previously reported, we had solid results in the first three quarters, with base earnings improving 12.3 percent and gross profit margin running 101 basis points higher than the same period in 2015, while operating margins have risen 100 basis points to 9.5 percent. Operating profits for each of our four business segments are up year-to-date, led by the continued strong performance in our Consumer Packaging segment, which achieved its eighth consecutive record operating profit quarter.”

2017 Base EPS Guidance Established at $2.68 to $2.78 Per Diluted Share
Sonoco estimates 2017 base earnings per diluted share to be in the range of $2.68 to $2.78, with a projected midpoint target of $2.73 per diluted share. 2017 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast: possible gains or losses on the sale of businesses or other assets, restructuring costs and restructuring-related impairment charges, acquisition- and divestiture-related costs, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company's future GAAP financial results.

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1 North Second Street
Hartsville, S.C. 29550 USA
843/383-7794
www.sonoco.com

According to Barry Saunders, senior vice president and chief financial officer, the Company’s midpoint target assumes a net impact from recently completed divestitures and acquisitions to negatively impact year over year results by $.08 per share. In addition, the Company assumes a $.12 per share, or 4 percent, improvement in earnings from the Company’s base operations stemming primarily from volume growth, net of higher depreciation related to investment in growth initiatives, while productivity is projected to more than offset non-material inflation costs. Finally, the Company is projecting higher taxes, pension expense and the impact of a stronger dollar to negatively impact base earnings by approximately $.06 per share, which will be partially offset by $.03 per share gain from lower interest expense and a reduced share count.

Free cash flow and cash proceeds could potentially be used to make strategic acquisitions or purchase shares. If acquisitions do not materialize, we estimate that if such proceeds were used for share repurchases, the impact would be equal to approximately $.10 per diluted share, increasing the previously mentioned 2017 base earnings guidance to $2.78 to $2.88 per diluted share, Saunders added.

Cash Flow, Free Cash Flow Forecasts Updated
Sonoco is projecting to generate approximately $398 million in cash from operations in 2016, including estimated cash tax payments and fees of $81 million related to the sale of the company’s blow molding plastics operations in November 2016. The Company expects to spend approximately $190 million on capital investments and $147 million on cash dividends to shareholders, thus leaving free cash flow of approximately $61 million. Excluding the above mentioned $81 million in cash tax payments and fees, Sonoco’s free cash flow is expected to be in line with its previously communicated target of approximately $140 million. Proceeds of divestitures net of acquisitions are expected to be $189 million. During 2016, Sonoco is using free cash flow and net proceeds from divestitures to repurchase $100 million in Company stock and has completed acquisitions in flexible packaging and Protective Solutions and paid down debt. Sonoco now expects its net-debt-to-EBITDA ratio to be 1.3 times at year-end 2016. (Free cash flow is defined as cash flow from operations minus net capital expenditures and cash dividends. Net capital expenditures is defined as capital expenditures minus proceeds from, and/or plus costs incurred in, the disposition of capital assets.)

For 2017, Sonoco is projecting cash from operations to be approximately $470 million and free cash flow to be about $126 million, after spending $190 million in capital investments and payment of dividends. The Company expects free cash flow to be lower in 2017 due to increased pension contributions, higher cash taxes and the historic practice of increasing cash dividends to shareholders.

Saunders said the Company’s 2017 capital deployment strategy is expected to be weighted toward investments to grow its existing businesses while looking to make targeted acquisitions. He pointed out the Company has a 92-year tradition of returning substantial amounts of cash to shareholders in the form of dividends and share repurchases, including nearly $1.75 billion in the past decade and approximately $245 million in 2016.

Growing and Optimizing Targeted Businesses
In discussing the Company’s future priorities, CEO Sanders said, “Sonoco is absolutely committed to optimizing our portfolio to meaningfully shift our business mix to more of a consumer and protective packaging orientation and to deliver more consistent earnings along with improved returns.”

“Our priorities for 2017 are all about getting it right - the right markets, the right technology, the right geographies and the right customers. We are building what we believe is a winning strategy based on purpose-driven innovation and technology; end-to-end, go-to-market solutions; supply chain excellence; and world-class operations. If we get our focus right, we’ll be aligned around activities and businesses, which should help us achieve higher than market average growth.”

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With respect to accelerating organic sales growth, Sanders provided an update on Sonoco’s i6™ innovation process, the Company’s systematic approach to drive market-focused growth, and new projects developed at its iPS Studio, on the Company’s Hartsville, S.C., campus, where Sonoco works directly with its customers on new innovative packaging. Sanders said the Company is budgeting approximately $50 million in new product innovations in 2017, coming from direct customer engagements at the Studio.

Sanders announced the store launch of the Company’s revolutionary alternative to traditional metal cans, called the TruVue® clear can. TruVue uses Sonoco’s patented Freshlock® technology and is made of a highly engineered, multilayer plastics substrate, allowing consumers to see the product inside. Sonoco is working with McCall Farms, a leading South Carolina-based food canner, to launch seven SKUs of its Glory brand beans in about 400 retail grocery stores in the Southeast U.S. More detailed information on Sonoco’s TruVue product is available at www.sonoco.com.

Finally, Sanders announced Sonoco will invest $20 million in the development of a new packaging center to support Duracell’s new North America battery packaging operation. Sonoco’s Display and Packaging unit will be located in Duracell’s new leased facility in the Atlanta area. Sonoco will install and operate state-of-the-art primary packaging equipment at the new center and provide all packaging materials. In addition, the Company will produce retail merchandising displays which will also be packed out at the same facility. Full production is expected in the fourth quarter of 2018. Sales of packaging and services annualized over the five-year contract period are expected to be more than $50 million.

Conclusion
Sanders concluded the Company’s outlook and strategy review by saying, “I remain optimistic about 2017, and while our guidance reflects a transitional year, it’s important to put this in the context of what we have achieved in the past four years, where we have: noticeably improved the baseline performance of our key businesses; solidified our position in composite cans globally; shed some noncore assets; reduced debt and strengthened the balance sheet; and made several acquisitions in our key focus area. This sets us up to meaningfully shift the mix of our business and create a more consistent earnings stream for years to come.”

Telephonic Replay
A telephonic replay of the investor conference will be available starting at 11:50 a.m. Eastern today, to U.S. callers at 855-859-2056 and international callers at +404-537-3406. The replay passcode for both U.S. and international calls is 84184827. The archived call will be available through December 12, 2016. The webcast will be archived for 90 days on Sonoco’s Investor Relations website along with today’s presentation.

About Sonoco
Founded in 1899, Sonoco is a global provider of a variety of consumer packaging, industrial products, protective packaging, and displays and packaging supply chain services. With annualized net sales of nearly $5 billion, the Company has 21,000 employees working in more than 330 operations in 35 countries, serving some of the world’s best known brands in some 85 nations. For more information on the Company, visit our website at www.sonoco.com.

Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” “commitment,” “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” “re-envision, ” “assume,” “will,” “would,” “can,” “could,” “may,” “might,” “aspires,” “potential,” or the negative thereof, and similar expressions identify forward-looking statements.

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Forward-looking statements include, but are not limited to, statements regarding: availability and supply of raw materials, and offsetting high raw material costs; improved productivity and cost containment; improving margins and leveraging strong cash flow and financial position; effects of acquisitions and dispositions; realization of synergies resulting from acquisitions; costs, timing and effects of restructuring activities; adequacy and anticipated amounts and uses of cash flows; expected amounts of capital spending; refinancing and repayment of debt; financial strategies and the results expected of them; financial results for future periods; producing improvements in earnings; profitable sales growth and rates of growth; market leadership; research and development spending; extent of, and adequacy of provisions for, environmental liabilities; adequacy of income tax provisions, realization of deferred tax assets, outcomes of uncertain tax issues and tax rates; goodwill impairment charges and fair values of reporting units; future asset impairment charges and fair values of assets; anticipated contributions to pension and postretirement benefit plans, fair values of plan assets, long-term rates of return on plan assets, and projected benefit obligations and payments; creation of long-term value and returns for shareholders; continued payment of dividends; and planned stock repurchases.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation:

•
availability and pricing of raw materials, energy and transportation, and the Company's ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks;

•	costs of labor;

•	work stoppages due to labor disputes;

•	success of new product development, introduction and sales;

•	consumer demand for products and changing consumer preferences;

•	ability to be the low-cost global leader in customer-preferred packaging solutions within targeted segments;

•	competitive pressures, including new product development, industry overcapacity, and changes in competitors’ pricing for products;

•	ability to maintain or increase productivity levels, contain or reduce costs, and maintain positive price/cost relationships;

•	ability to negotiate or retain contracts with customers, including in segments with concentration of sales volume;

•	ability to improve margins and leverage cash flows and financial position;

•	continued strength of our paperboard-based tubes and cores and composite can operations;

•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company’s existing businesses on operating results;

•	ability to maintain innovative technological market leadership and a reputation for quality;

•	ability to profitably maintain and grow existing domestic and international business and market share;

•	ability to expand geographically and win profitable new business;

•	ability to identify and successfully close suitable acquisitions at the levels needed to meet growth targets, and successfully integrate newly acquired businesses into the Company’s operations;

•	the costs, timing and results of restructuring activities;

•	availability of credit to us, our customers and suppliers in needed amounts and on reasonable terms;

•	effects of our indebtedness on our cash flow and business activities;

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•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	accuracy of assumptions underlying projections of benefit plan obligations and payments, valuation of plan assets, and projections of long-term rates of return;

•	cost of employee and retiree medical, health and life insurance benefits;

•	resolution of income tax contingencies;

•	foreign currency exchange rate fluctuations, interest rate and commodity price risk and the effectiveness of related hedges;

•	changes in U.S. and foreign tax rates, and tax laws, regulations and interpretations thereof;

•	accuracy in valuation of deferred tax assets;

•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;

•	accuracy of assumptions underlying fair value measurements, accuracy of management’s assessments of fair value and fluctuations in fair value;

•	liability for and anticipated costs of environmental remediation actions;

•	effects of environmental laws and regulations;

•	operational disruptions at our major facilities;

•	failure or disruptions in our information technologies;

•	loss of consumer or investor confidence;

•	ability to protect our intellectual property rights;

•	actions of domestic or foreign government agencies and changes in laws and regulations affecting the Company;

•	international, national and local economic and market conditions and levels of unemployment; and

•	economic disruptions resulting from terrorist activities and natural disasters.

The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, www.sonoco.com.

References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.

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